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Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use of our reports dated March 4, 2009 with respect to the consolidated financial statements of TransAlta Corporation (the "Corporation") as at December 31, 2008 and 2007 and for each of the years in the three year period ended December 31, 2008, and internal control over financial reporting as of December 31, 2008 of TransAlta Corporation, included as an exhibit to or incorporated by reference in the Annual Report (Form 40-F/A) for 2008.

We also consent to the use of our audit report dated March 4, 2009 to the Board of Directors of the Corporation with respect to the Reconciliation to United States Generally Accepted Accounting Principles as at December 31, 2008 and 2007 and for each of the years in the three year period ended December 31, 2008, included as an exhibit to or incorporated by reference in the Annual Report (Form 40-F/A) for 2008.

We also consent to the incorporation by reference in the following Registration Statements:

(1)
Registration Statement (Form S-8 No. 333-72454 and No. 333-101470) pertaining to TransAlta Corporation's Share Option Plan

(2)
Registration Statement (Form F-10 No. 333-155243) pertaining to the registration of Debt and Equity Securities of TransAlta Corporation

of our reports dated March 4, 2009, with respect to the consolidated financial statements of TransAlta Corporation as at December 31, 2008 and 2007 and for each of the years in the three year period ended December 31, 2008, internal control over financial reporting as of December 31, 2008 of TransAlta Corporation and the Reconciliation to United States Generally Accepted Accounting Principles as of December 31, 2008 and 2007 and for each of the years in the three year period ended December 31, 2008, included as an exhibit to or incorporated by reference in the Annual Report (Form 40-F/A) of TransAlta Corporation for the year ended December 31, 2008.

Calgary, Alberta	Chartered Accountants
September 16, 2009

A member firm of Ernst & Young Global Limited

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CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM